CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-14381 and 333-208407 of The Procter & Gamble Company on Form S-8 of our report dated November 16, 2020, relating to the financial statements and supplemental schedule of The Profit Sharing Retirement Plan of The Procter & Gamble Commercial Company appearing in this Annual Report on Form 11-K of The Profit Sharing Retirement Plan of The Procter & Gamble Commercial Company for the year ended June 30, 2020.
/s/ Deloitte & Touche LLP

Cincinnati, Ohio
November 16, 2020